As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Gambling.com Group Limited

(Exact name of registrant as specified in its charter)

Jersey	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gambling.com Group Limited

22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX

+44 1534 676 000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2020 Stock Incentive Plan

Charles Gillespie Performance Stock Option Award Agreement

Kevin McCrystle Performance Stock Option Award Agreement

(Full title of the plan)

GDC America Inc.

514 North Franklin St, Suite 201

Tampa, FL 33602, United States

+1 813 445 7555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John R. Vetterli, Esq.

Jessica Y. Chen, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Tel: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(9)
Ordinary shares, no par value:
Amended and Restated 2020 Stock Incentive Plan	735,000(2)	$3.52(6)	$2,587,200	$282.26
Amended and Restated 2020 Stock Incentive Plan	765,000(3)	$6.99(7)	$5,347,350	$583.40
Charles Gillespie Performance Stock Option Award Agreement	2,028,385(4)	$8.00(8)	$16,227,080	$1,770.37
Kevin McCrystle Performance Stock Option Award Agreement	2,028,385(5)	$8.00(8)	$16,227,080	$1,770.37
Total	5,556,770		$40,388,710	$4,406.41

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s ordinary shares (the “Ordinary Shares”) that become issuable under the Registrant’s Amended and Restated 2020 Stock Incentive Plan (the “Plan”) by reason of any dividend, share split or other similar transaction.

(2)	Represents 735,000 Ordinary Shares issuable upon the exercise of warrants and options granted prior to the date hereof under the Plan.
(3)	Represents 765,000 Ordinary Shares reserved for issuance pursuant to future awards under the Plan.
(4)

Represents 2,028,385 Ordinary Shares reserved for issuance pursuant to a performance-vesting stock option granted under the Charles Gillespie Performance Stock Option Award Agreement, between the Registrant and Charles Gillespie, dated as of July 30, 2021, as amended, as of the date of this Registration Statement.

(5)

Represents 2,028,385 Ordinary Shares reserved for issuance pursuant to a performance-vesting stock option granted under the Kevin McCrystle Performance Stock Option Award Agreement, between the Registrant and Kevin McCrystle, dated as of July 30, 2021, as amended, as of the date of this Registration Statement.

(6)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.52 per share, the weighted-average exercise price of warrants and options outstanding under the Plan as of the date of this Registration Statement.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on July 30, 2021.

(8)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the options’ exercise price of $8.00 per share, which is also the initial public offering price per share of the Registrant’s initial public offering.

(9)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to participants will also indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)

The Registrant’s Registration Statement on Form F-1 (File No. 333-257403), originally filed with the Commission on June 25, 2021 (the “Form F-1”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(b)	The Registrant’s prospectus relating to the Form F-1, filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(c)

The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement Form 8-A (File No. 001-40634), filed with the Commission on July 19, 2021 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or supplements filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuer on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Subject to the Companies (Jersey) Law 1991, as amended, or the Jersey Companies Law, our amended and restated memorandum and articles of association permit us to indemnify any director against any liability, to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company, may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:

(a)	any liabilities incurred in defending any proceedings (whether civil or criminal):

(i)	in which judgment is given in his or her favor or he or she is acquitted;

(ii)	which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or

(iii)

which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or

(b)	any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;

(c)	any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or

(d)	any liability against which the company normally maintains insurance for persons other than directors.

Article 77 of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and we maintain a directors’ and officers’ liability insurance policy for the benefit of our directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 6, 2021).

4.2	Form of Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 6, 2021).

4.3	Form of Performance Stock Option Award Agreement between the Registrant and each of Charles Gillespie and Kevin McCrystle (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 6, 2021).

5.1*	Opinion of Mourant Ozannes (Jersey) LLP, Jersey counsel to the Registrant, as to the validity of the ordinary shares (including consent).

23.1*	Consent of BDO LLP, independent registered public accounting firm.

23.2*	Consent of Mourant Ozannes (Jersey) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Channel Island of Jersey on August 3, 2021.

GAMBLING.COM GROUP LIMITED

By:	/s/ Charles Gillespie
Name: Charles Gillespie
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Gillespie and Elias Mark, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign for him or her and in his or her name in the capacity indicated below the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Gambling.com Group Limited, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, and hereby ratifying and confirming all that any said attorney-in fact and agent, or any substitute or substitutes of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Charles Gillespie	Chief Executive Officer and Director	August 3, 2021
Charles Gillespie	(Principal Executive Officer)

/s/ Elias Mark	Chief Financial Officer	August 3, 2021
Elias Mark	(Principal Financial Officer and Principal Accounting Officer)
/s/ Mark Blandford	Chairman of the Board of Directors	August 3, 2021
Mark Blandford

/s/ Susan Ball	Director	August 3, 2021
Susan Ball

/s/ Fredrik Burvall	Director	August 3, 2021
Fredrik Burvall

/s/ Daniel J. D’Arrigo	Director	August 3, 2021
Daniel J. D’Arrigo

/s/ Gregg Michaelson	Director	August 3, 2021
Gregg Michaelson

/s/ Pär Sundberg	Director	August 3, 2021
Pär Sundberg

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on August 3, 2021.

By:	/s/ William S. Hanson	Authorized Representative in the United States
GDC America Inc.
Name: William S. Hanson
Title: President